SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant                     []

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as
permitted by Rule
      14a-6(e)(2))
[]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12


                  NEUBERGER BERMAN REAL ESTATE INCOME FUND
INC.
-----------------------------------------------------------
                (Name of Registrant as Specified In Its
Charter)

            PHILLIP GOLDSTEIN
-----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which
transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any  part  of the  fee is  offset  as
provided  by  Exchange Act Rule  0-11(a)(2)  and identify
the filing for which the offsetting fee was  paid
previously.   Identify  the  previous  filing  by
registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:



   PROXY STATEMENT OF PHILLIP GOLDSTEIN, A STOCKHOLDER OF
NEUBERGER BERMAN REAL ESTATE INCOME FUND, INC. IN OPPOSITION
        TO THE SOLICITATION BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS (To be held on April 6, 2006)

I, Phillip Goldstein, a stockholder of Neuberger Berman Real Estate Income Fund Inc. (the "Fund"), am sending this proxy statement and the enclosed GREEN proxy card to common stockholders of record as of February 13, 2006 (the "Record Date") of the Fund. I am soliciting a proxy to vote your shares at the Annual Meeting of Shareholders of the Fund (the "Meeting"). Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors. This proxy statement and the enclosed GREEN proxy card are first being sent to common stockholders of the Fund on or about March --, 2006.

                        INTRODUCTION

There is one matter that the Fund has scheduled to be voted upon at the Meeting, the election of directors. I intend to nominate five persons for election as directors and to introduce three proposals: (1) a request that the Board of Directors shall promptly take the steps necessary to open-end the Fund or otherwise enable shareholders to realize net asset value ("NAV") for their shares; (2) a proposal that no more poison pill rights be issued and any existing rights be redeemed unless the Fund has obtained assurance that the Division of Investment Management of the United States Securities and Exchange Commission will not recommend enforcement action to the Commission; and (3) a proposal authorizing an audit of the legal expenses incurred by the Fund in a lawsuit between the Fund and a shareholder, Stewart Horejsi. I am soliciting a proxy to vote your shares FOR the election of my nominees and FOR each of my proposals.

How Proxies Will Be Voted

If you wish to vote FOR the election of my nominees and/or to vote on any of my proposals, you may do so by completing and returning a GREEN proxy card. If you return a GREEN proxy card to me or to my agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of my nominees and FOR my proposals. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of at least 1/3 of the Fund's outstanding shares shall constitute a quorum. The five nominees receiving the greatest number of votes cast by the common stockholders and the preferred stockholders voting as a group will be elected directors. Proposals 2, 3 and 4 each require the affirmative vote of a majority of the votes cast at the Meeting for approval. Abstentions and broker non-votes are not treated as votes cast and thus will have no impact on either proposal.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the Meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

I, Phillip Goldstein, the soliciting stockholder, am an investment advisor. As of March --, 2006, I, my clients and clients of my affiliates beneficially owned ---------- shares of the Fund, all of which have been purchased since September 2004. Of that total, Opportunity Partners owns -- ---- shares, Full Value Partners owns ------- shares and Opportunity Income Plus Fund owns ------ shares. As noted below, some of my nominees are affiliated with these entities.

                REASONS FOR THE SOLICITATION

I have undertaken this proxy solicitation in response to the lengthy and costly litigation in which the Fund has been embroiled, its persistent double-digit discount to NAV and the increased concentration of institutional shareholders desiring an opportunity to realize NAV for their shares.

              PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, I intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. I personally or jointly with my wife own -------- shares of the Fund. None of my other nominees personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. I do not know of any material conflicts of interest that would prevent any of us from acting in the best interest of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Glenn Goodstein (born 1963); 2308 Camino Robledo, Carlsbad,
CA 92009 - Mr. Goodstein is a registered investment advisor and managing member of the general partner of Mercury
Partners LP, an investment partnership.

Phillip Goldstein (born 1945); 60 Heritage Drive, Pleasantville, NY 10570 - Mr. Goldstein is a self-employed investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds, Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P. He has been a director of the Mexico Income and Equity and Income Fund since 2000, Brantley Capital Corporation since 2001, the Emerging Markets Telecommunications Fund since 2005 and the First Israel Fund since 2005.

Gerald Hellerman (born 1937); 10965 Eight Bells Lane, Columbia, MD 21044 - Mr. Hellerman is the managing director of Hellerman Associates, a financial and corporate consulting firm. He has been a director of the Mexico Equity Income aand EquityIncome Fund since 2001, Brantley Capital Corporation since 2003, MVC Capital, Inc. since 2003 and AirNet Systems, Inc since 2005.

Rajeev Das (born 1968); 68 Lafayette Ave., Dumont, NJ 07628
- Mr. Das is the CFO and a Senior Analyst for Kimball & Winthrop, Inc, the general partner and investment advisor for Opportunity Partners L.P. and is an principal of the general partner and investment advisor to Opportunity Income Plus Fund L.P. He has been a director of the Mexico Income and Equity and Income Fund since 2001 and Brantley Capital Corporation since 2005.

Andrew Dakos (born 1966); 43 Waterford Drive, Montville, NJ
070455 Ryan Court, Towaco, New Jersey 07082 - Mr. Dakos is
President and CEO of Uvitek Printing Ink, Inc., an ink and coating manufacturing company; Managing Member of the general partner of Full Value Partners L.P. an investment partnership, and President of Elmhurst Capital, Inc. an investment advisory firm. He has been a director of the Mexico Income Equity and EquityIncome Fund since 2001 and
Brantley Capital Corporation since 2005.

   PROPOSAL 2:  THE SHAREHOLDERS REQUEST THAT THE BOARD OF
 DIRECTORS SHALL PROMPTLY TAKE THE STEPS NECESSARY TO OPEN-
   END THE FUND OR OTHERWISE REALIZE NAV FOR THEIR SHARES.

The Fund's shares trade at a double-digit discount. I believe shareholders should have an opportunity to realize
NAV. If adopted, this proposal will not be binding on the board.

PROPOSAL 3:  UNLESS THE FUND HAS OBTAINED ASSURANCE THAT THE
    DIVISION OF INVESTMENT MANAGEMENT OF THE SEC WILL NOT RECOMMEND ENFORCEMENT ACTION TO THE COMMISSION, THE FUND
 SHALL NOT ISSUE ANY POISON PILL RIGHTS AND SHALL REDEEM ANY
             SUCH RIGHTS THAT HAVE NOT EXPIRED.

No other closed-end fund has ever issued a poison pill.
Poison pills are controversial. It is therefore prudent to obtain assurance from the SEC that a poison pill is permissible.

   PROPOSAL 4:  AN INDEPENDENT AUDIT OF THE LEGAL EXPENSES
  INCURRED BY THE FUND FOR THE HOREJSI LITIGATION SHALL BE
                         CONDUCTED.

The Fund and Stewart Horejsi, a shareholder of the Fund that initiated a tender offer in 2004, have been engaged in costly litigation. A federal magistrate judge determined that the Fund was overcharged by its lawyers by approximately 200% to prepare a motion to compel Mr. Horejsi to provide certain documents. An independent audit would determine if the Fund's lawyers have padded their fees which exceed $6 million.

                      THE SOLICITATION

I, Phillip Goldstein, the soliciting shareholder, am making this solicitation. Persons affiliated with or employed by me or my affiliates may assist me in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will bear all of the expenses related to this proxy solicitation. Because I believe that all shareholders will benefit from this solicitation, I intend to seek reimbursement of my expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of my solicitation expenses which I estimate will be $25,000. There is no arrangement or understanding involving me or any of my affiliates relating to future employment by or any future transaction with the Fund or any of its affiliates.

DATED: March --, 2006


























                         PROXY CARD

 Proxy Solicited in Opposition to the Board of Directors of
  Neuberger Berman Real Estate Income Fund Inc. by Phillip
      Goldstein for the Annual Meeting of Shareholders

The undersigned hereby appoints Rajeev Das, Andrew Dakos and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Neuberger Berman Real Estate Income Fund Inc. (the "Fund") on April 6, 2006, (the "Meeting"), and any previously adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate [ ].)

1. ELECTION OF TWOFIVE DIRECTORS

[ ] FOR GERALD HELLERMAN            [ ] WITHHOLD AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN                [ ] WITHHOLD
AUTHORITY

[ ] FOR RAJEEV DAS                  [ ] WITHHOLD AUTHORITY

[ ] FOR GLENN GOODSTEIN             [ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS                     [ ] WITHHOLD
AUTHORITY

2. THE SHAREHOLDERS REQUEST THAT THE BOARD OF DIRECTORS
PROMPTLY TAKE THE STEPS NECESSARY TO OPEN-END THE FUND OR
OTHERWISE REALIZE NET ASSET VALUE ("NAV") FOR THEIR SHARES.

  FOR [   ]                        AGAINST [   ]
ABSTAIN [   ]

PROPOSAL 3:  UNLESS THE FUND HAS OBTAINED ASSURANCE THAT THE
DIVISION OF INVESTMENT MANAGEMENT OF THE SEC WILL NOT
RECOMMEND ENFORCEMENT ACTION TO THE COMMISSION, THE FUND
SHALL NOT ISSUE ANY POISON PILL RIGHTS AND SHALL REDEEM ANY
SUCH RIGHTS THAT HAVE NOT EXPIRED.

FOR [   ]                     AGAINST [   ]
ABSTAIN [   ]

PROPOSAL 4:  AN INDEPENDENT AUDIT OF THE LEGAL EXPENSES
INCURRED BY THE FUND FOR THE HOREJSI LITIGATION SHALL BE
CONDUCTED.

FOR [   ]                     AGAINST [   ]
ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Proposal 1 and FOR Proposals 2, 3 and 4. The undersigned hereby acknowledges receipt of the proxy statement dated March --, 2006 of Phillip Goldstein and revokes any proxy previously executed. (Important - Please be sure to enter date.)



SIGNATURE(S)___________________________________  Dated:
_______________